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                                                                     Exhibit 4.2


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 15, 1999

                                       TO
                                   INDENTURE,

                           Dated as of March 19, 1999

                                     among

                           PRECISION PARTNERS, INC.,

                                   as Company,

                          THE GUARANTORS named therein,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee


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         FIRST SUPPLEMENTAL INDENTURE, dated as of October 15, 1999 (the "First
Supplemental Indenture"), by and among PRECISION PARTNERS, INC., a Delaware corporation (the "Company"), the Guarantors under the Indenture referred to below (the "Guarantors") and THE BANK OF NEW YORK, as Trustee (the "Trustee").

                              W I T N E S S E T H :

          WHEREAS the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of March 19, 1999, providing for the issuance of an aggregate principal amount of $150,000,000 of 12% Senior Subordinated Notes due 2009 (the "Securities");

          WHEREAS the Company has issued and outstanding $100 million of Securities;

          WHEREAS the Company desires and has requested the Trustee to join with the Company in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Indenture in order to cure an ambiguity, omission, defect and inconsistency requiring the execution and delivery of a supplemental indenture by the Company or a Guarantor that is already a party to, and bound by, the Indenture in the event a Guarantor is merged with or into it in order to become a party to, and bound by, the Indenture;

          WHEREAS Section 9.1 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee to change certain provisions of the Indenture or modify certain rights of the Holders of Securities without notice to or the consent of any Holder so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect, including to cure any ambiguity, omission, defect or inconsistency;

          WHEREAS, an Opinion of Counsel stating that the modification of the terms of the Indenture pursuant to this First Supplemental Indenture do not adversely affect the rights of any of the Holders in any material respect has been delivered to the Trustee; and

          WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

     1. DEFINITIONS. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        (b) For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions


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used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

     2. AMENDMENT. Clause (i) of Section 5.1 of the Indenture is amended to insert, at the end thereof, the following:

     "; PROVIDED that a Guarantor may merge with or into the Company or another Guarantor without complying with this clause (i)."

     3. EFFECTIVENESS. This First Supplemental Indenture shall be effective on the date hereof and upon such effectiveness the Indenture shall be deemed to be modified and amended in accordance herewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company, the Guarantors and the Holders of the Securities shall thereafter be determined, exercised and enforced under the Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of this First Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

     4. MISCELLANEOUS.

        4.1. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

        4.2. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

        4.3. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA, that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

        4.4. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.5. The Section headings herein are for convenience only and shall not affect the construction hereof.

        4.6. Nothing in this First Supplemental Indenture, the Indenture, or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders of the Securities, any benefit of


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any legal or equitable right, remedy or claim under the Indenture, this First
Supplemental Indenture or the Securities.

        4.7. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

        4.8. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE OR ENTERED INTO AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

        4.9. This First Supplemental Indenture may be executed in counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same instrument.

        4.10 The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the day and year first above written.


                                  THE COMPANY:
                                  PRECISION PARTNERS, INC.

                                  By:   /s/ Ronald M. Miller
                                       ---------------------------------
                                       Name: Ronald M. Miller
                                       Title:   Chief Financial Officer


                                  GUARANTORS:
                                  CERTIFIED FABRICATORS, INC.

                                  By:   /s/ Ronald M. Miller
                                       ---------------------------------
                                       Name: Ronald M. Miller
                                       Title:   Vice President


                                  GENERAL AUTOMATION, INC.

                                  By:   /s/ Ronald M. Miller
                                       ---------------------------------
                                       Name: Ronald M. Miller
                                       Title:   Vice President


                                   NATIONWIDE PRECISION PRODUCTS CORP.

                                   By:   /s/ Ronald M. Miller
                                        ---------------------------------
                                        Name: Ronald M. Miller
                                        Title:   Vice President


                                   MID STATE MACHINE PRODUCTS

                                   By:   /s/ Ronald M. Miller
                                         --------------------------------
                                         Name: Ronald M. Miller
                                         Title:   Vice President


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                                   GALAXY INDUSTRIES CORPORATION

                                   By:    /s/ Ronald M. Miller
                                         ---------------------------------
                                         Name: Ronald M. Miller
                                         Title:   Vice President


                                   CALBRIT DESIGN, INC.

                                   By:    /s/ Ronald M. Miller
                                         --------------------------------
                                          Name: Ronald M. Miller
                                          Title:   Vice President


                                   TRUSTEE:
                                   THE BANK OF NEW YORK

                                   By:    /s/ Remo J. Reale
                                         ---------------------------------
                                          Name: Remo J. Reale
                                          Title: Assistant Vice President


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